EXHIBIT 10.1
     AGREEMENT

IT IS AGREED effective the 3rd day of March, 1998 by, between and among Murphy Family Farms, Inc. ("MFF") and Bion Technologies, Inc. ("BION") as follows:

     1) BION shall design and supervise permitting, construction and operation of BION Nutrient Management Systems (NMS" or "System") at the locations and in the approximate sizes as set forth herein:

     a) Multiple NMS installations at Circle Four Farm, Phase II, Milford, Utah including facilities adequate to process excess nutrients from not less than 10,000 sows, 32,000 nursery pigs and 40,000 finishing hogs, in aggregate;

     b) Three NMS installations in Kansas (two in Lane County, one in Hodgeman County), each including facilities adequate to process excess nutrients from not less than 11,000 sows;

     c) One NMS installation in Barton County, Missouri including facilities adequate to process excess nutrients from not less than 75,000 sows;

     d) Two to four NMS installations in the area of Laverne, Oklahoma including facilities adequate to process excess nutrients from not less than 40,000 finishing hogs, in aggregate;

     e) An NMS for the Squire sow farm in Bladen County, North Carolina adequate to process excess nutrients from not less than 3,600 sows;

     f) One demonstration NMS system in Iowa adequate to process excess nutrients from not less than 3,300 finishing hogs which NMS shall include a polishing ecoreactor and other components adequate to allow recycling and/or discharge of water from NMS;

     g) Additionally, MFF shall have the right to designate one existing hog facility in North Carolina for a demonstration NMS system which shall include a polishing ecoreactor and other components adequate to allow recycling and/or discharge of water from NMS.

     2) This Agreement (the "AGREEMENT") and, each NMS created pursuant hereto, shall be subject to each and every provision of the existing agreement concerning the Squire sow farm set forth at Exhibit A hereto (except the provisions which are site specific to the Squire sow farm) provided, however that the provisions concerning fees shall be controlled by the terms set forth herein.

     3) MFF (or the actual owner of each facility) shall sign a note payable for BION fees calculated as follows:


     Finishing          Nursery
                                           Sow            Hog         Hog
                                           ---            ---         ---
   Basic  fees  (one  time)               $7.00           $4.00          $1.00
   Monitoring  fees  (monthly)           $0.175           $0.10          $0.025

Fees shall be on a per animal "slot"basis. Fees shall be due under the note as set forth in Exhibit B hereto. Monitoring fees shall be due under the note for each of the first 48 months of operation of each NMS as per Exhibit B hereto.

     4) Until June 30, 1998 MFF may designate additional swine facilities for which, subject to BION's right to reject such facilities on the basis of economic, geographic or site specific characteristics, BION shall design and supervise permitting, construction and operation upon the terms and conditions set forth herein. MFF shall make such additional designation in writing delivered to BION's Colorado executive offices.

     5) On the last day of each of the first four years in which BION harvests bio-solids from each NMS, BION shall pay and offset against the note (at Exhibit B hereto) to MFF (or the actual owner of each facility on which the NMS had been installed) a royalty of $3.85 per sow slot; $2.20 per finishing hog slot; and $0.55 per nursery hog slot. BION shall have the right and obligation to offset these royalties against any sums then due to BION with respect to each such NMS including without limitation fees due on the note to BION pursuant to paragraph 3 above. In the event BION does not harvest bio-solids, then no sums under the note become due and payable.

     6) Notwithstanding any language or implication of any sort whatsoever herein or elsewhere, MFF acknowledges that:

a) all technologies (existing or as modified, extended, etc. in the future) involved or embodied in the NMS installation are the sole property of BION; and

b) all bio-solids (and/or "BionSoil") produced by each NMS are the sole property of BION (subject to the limited royalty set forth above).

    7) This AGREEMENT immediately binds the parties as to the NMS installations set forth at paragraph 1 c), e), and g) above, provided such installation locations are available to MFF on a reasonable and practical basis. MFF shall use its best efforts to amend permit appli-cations in process or take such other steps to facilitate use of BION NMS systems on the proposed swine farms. MFF shall use its best efforts to obtain necessary consents and approvals from its partners, co-owners and/or growers for the NMS installations set forth at paragraph 1 a), b), d), and f) above within the next thirty days.

     8) In the event BION shall cease business for any reason whatsoever during the term of the Agreement and there is no successor business, MFF is hereby granted a limited license to use the technology owned by BION which is incorporated in the NMS's set forth at paragraph 1 a) through g) above and any additional NMS's for systems added pursuant to paragraph 4 above for operation of the NMS's during the balance of the term of the Agreement. Additionally, in such event, MFF may hire (as employees and/or consultants) persons who were formerly employed by BION to aid MFF in the operation of the NMS'S.

     9) MFF and BION agree to execute such other documents as may be reasonably required to carry out the terms of this agreement as set forth above.

     MURPHY  FAMILY  FARMS                             BION TECHNOLOGIES, INC.



     by:      /s/  J.  Turner                    by:      /s/  J.  Northrop
        ---------------------                       -----------------------
     Authorized  Officer                                    Authorized Officer